Exhibit 99.1

FOR IMMEDIATE RELEASE

June 30, 2022

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

PROVIDES UPDATE ON OPERATING RESULTS FOR THE SECOND QUARTER OF 2022 AND REVISES 2022 FULL YEAR EARNINGS GUIDANCE

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that, due to a significant shortfall in operating results experienced during April and May of 2022, as compared to the comparable periods included in our previously provided annual operating results forecast, we are revising our forecast for the year ended December 31, 2022.

Based upon our consolidated results of operations for April and May of 2022, we estimate that our adjusted net income attributable to UHS will approximate $2.05 to $2.15 per diluted share for the three-month period ended June 30, 2022. The lower than expected earnings projected for the second quarter of 2022 was due primarily to lower than expected patient volumes, revenues and income generated at our acute care hospitals. During April and May of 2022, our acute care hospitals experienced a significant decline in COVID-related patients, as compared to the first quarter of 2022. The decrease in COVID-related patient volumes during the second quarter of 2022 was not offset by an equivalent increase in non-COVID-related patients resulting in significant shortfalls in revenues and earnings as compared to our original forecasts for that period. Although the decreased patient volumes at our acute care hospitals has relieved some of the staffing shortages and related cost escalations previously experienced at those facilities, recovery from the effects of the labor pressures has been occurring at a somewhat slower pace than expected.  During April and May of 2022, patient volumes, revenues and income generated at our behavioral health care facilities were also below our expectations. However, the shortfalls from internal expectations experienced within our behavioral health segment were relatively consistent with those experienced during the first quarter of 2022.

In the announcement of our financial results for the first quarter of 2022 (as released on April 25, 2022), we indicated that, given the continued uncertainties related to the COVID-19 pandemic, as well as the healthcare staffing shortage and its unfavorable impact on our labor costs and behavioral health patient volumes, we may make reductions to our 2022 full year operating results forecast at a future date if the unfavorable operating trends experienced during the first quarter of 2022 did not improve.  Based upon the operating trends and financial results experienced during April and May of 2022, as discussed above, along with our financial results for the first quarter of 2022, we are decreasing our guidance ranges for the year ended December 31, 2022 for each of the following: (i) net revenues; (ii) earnings before interest, taxes, depreciation & amortization, and the impacts of other income/expense and net income attributable to noncontrolling interests (“Adjusted EBITDA, net of NCI”), and; (iii) adjusted net income attributable to UHS per diluted share (“Adjusted EPS-diluted”).

The tables below include our revised 2022 operating results forecasts for the year ended December 31, 2022, as well as our original 2022 operating results forecast which was previously disclosed on February 24, 2022.

	Revised Forecast		Original Forecast
	For the Year Ended		For the Year Ended
	December 31, 2022		December 31, 2022
	Low	High	Low	High
Net revenues	$13.235 billion	$13.371 billion	$13.424 billion	$13.694 billion
Adjusted EBITDA, net of NCI	$1.635 billion	$1.712 billion	$1.830 billion	$1.927 billion
Adjusted EPS - diluted	$9.60 per share	$10.40 per share	$11.90 per share	$12.90 per share
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Our revised 2022 forecasted net revenues are estimated to be approximately $13.235 billion to $13.371 billion, representing decreases of 1.4% to 2.4% as compared to our original 2022 forecasted net revenues.

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Our revised 2022 forecasted Adjusted EBITDA, net of NCI, is estimated to be approximately $1.635 billion to $1.712 billion, representing decreases of 10.7% to 11.2% as compared to our original 2022 forecasted Adjusted EBITDA, net of NCI.

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Our revised 2022 forecasted Adjusted EPS-diluted is estimated to be $9.60 per share to $10.40 per share, representing decreases of 19.3% as compared to our original 2022 forecasted Adjusted EPS-diluted.

Our revised operating results forecast for the balance of 2022 assumes that staffing vacancies and the corresponding premium pay expenditures will continue to sequentially decline in the second half of the year and that non-COVID patient volumes will incrementally improve, although both at a slower pace than our original forecast anticipated. We believe these assumptions will be bolstered by our continuing recruitment and retention initiatives, by changes to our historical patient care models, by other cost cutting measures and by aggressive contractual negotiations and renegotiations with our managed care payers.  In addition, during the second half of 2022, we also expect sequential improvement in startup losses incurred during the first half of 2022 at newly constructed and recently opened acute care and behavioral health hospitals.  Included in our revised operating results forecast for the year ended December 31, 2022, as compared to the original forecast, is a $28 million increase in depreciation and amortization expense which includes additional depreciation expense expected to be incurred at one of our acute care hospitals located in California on which a major renovation project has commenced. The renovation plans for this facility, which includes construction of a new seven-story tower, requires demolition of a significant portion of the existing building over the next few years.

Adjusted EPS-diluted and Adjusted EBITDA net of NCI, are non-GAAP financial measures and should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto included in our filings with the Securities and Exchange Commission including our Report on Form 10-Q for the quarter ended March 31, 2022 and our Report on Form 10-K for the year ended December 31, 2021. Please see the schedule of Supplemental Non-GAAP Disclosures - 2022 Revised Operating Results Forecast, as included herein for additional information and a reconciliation to the financial forecasts as computed in accordance with GAAP.

In addition, the 2022 revised forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as, pre-tax unrealized gains/losses resulting from changes in the market value of shares of certain marketable securities and other potential material items including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impairments of goodwill and long-lived and intangible assets, other amounts that may be reflected in the current financial statements that relate to prior periods, and the impact of share repurchases that differ from included assumptions. It is also subject to certain conditions including those as set forth below in General Information,

Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures, including the likelihood that our future operations and financial results may continue to be materially impacted by developments related to COVID-19 and labor pressures caused by the nationwide shortage of nurses and other clinical staff and support personnel, as discussed herein.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues during 2021 were approximately $12.6 billion. In 2022, UHS was again recognized as one of the World’s Most Admired Companies by Fortune; ranked #297 on the Fortune 500; and in 2021, ranked #307 on Forbes’ list of America’s Largest Public Companies.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones.  Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has over 89,000 employees and through its subsidiaries operates 28 acute care hospitals, 336 behavioral health facilities, 41 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 39 U.S. states, Washington, D.C., Puerto Rico and the United Kingdom. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to the anticipated impact of COVID-19 on our operations and financial results, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarter ended March 31, 2022 and in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2021), may cause the results to differ materially from those anticipated in the forward-looking statements.  These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.  Many of the factors that could affect our future results are beyond our control or ability to predict, including the impact of the COVID-19 pandemic. Our future operations and financial results will likely be materially impacted by developments related to COVID-19 including, but not limited to, the potential impact on future COVID-19 patient volumes resulting from new variants of the virus, the length of time and severity of the spread of the pandemic; the volume of cancelled or rescheduled elective procedures and the volume of COVID-19 patients treated at our hospitals and other healthcare facilities; measures we are taking to respond to the COVID-19 pandemic; the impact of government and administrative regulation and stimulus on the hospital industry and potential retrospective adjustment in future periods of CARES Act and other grant income revenues recorded as revenues in prior periods; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions to our clinical staffing and shortages and disruptions related to supplies required for our employees and patients; potential increases to expenses and other costs related to staffing, supply chain, construction and medical equipment costs and other expenditures resulting from inflation; the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact us from a financing perspective; and changes in general economic conditions nationally and regionally in our markets resulting from the COVID-19 pandemic. We are not able to fully quantify the impact that these factors will have on our future financial results, but developments related to the COVID-19 pandemic could continue to materially affect our financial performance during 2022.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the market value of shares of certain equity securities and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill and long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-Q for the quarter ended March 31, 2022 and our Report on Form 10-K for the year ended December 31, 2021. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Supplemental Non-GAAP Disclosures
2022 Revised Operating Results Forecast
(in thousands, except per share amounts)

	Forecast For The Year Ending December 31, 2022
		% Net		% Net
	Low	revenues	High	revenues
Net revenues (a)	$13,235,000		$13,371,000

Adjusted net income attributable to UHS (a) (b)	$701,705		$760,204
Depreciation and amortization	590,483		590,483
Interest expense	129,472		129,472
Other (income) expense, net	(5,210)		(5,210)
Provision for income taxes	218,261		236,593
Adjusted EBITDA net of NCI (a) (c)	$1,634,711	12.4%	$1,711,542	12.8%

Adjusted net income attributable to UHS, per diluted share (a) (b)	$9.60		$10.40

Shares used in computing diluted earnings per share	72,972		72,972

(a) The impact of the COVID-19 pandemic, which began during the second half of March, 2020, has had a material unfavorable effect on our operations and financial results. The extent to which the COVID-19 pandemic and measures taken in response thereto impact our business, results of operations and financial condition will depend on numerous factors and future developments, most of which are beyond our control or ability to predict. The nationwide shortage of nurses and other clinical staff and support personnel has also been a significant operating issue facing us and other healthcare providers. The ultimate impact of the COVID-19 pandemic and the healthcare staffing shortage is highly uncertain and subject to change. We are not able to fully quantify the impact that these factors will have on our future financial results, but expect developments related to the COVID-19 pandemic and the staffing shortage to materially affect our financial performance in 2022 and may cause our 2022 actual operating results to differ materially from our 2022 operating results forecast.

(b) Adjusted net income attributable to UHS/per diluted share are non-GAAP financial measures.  The 2022 forecasted amounts exclude the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as pre-tax unrealized gains/losses resulting from changes in the market value of shares of certain equity securities, and other potential material items including, but not limited to, reserves for various matters including settlements, legal judgments and lawsuits, potential impacts of non-ordinary course acquisitions, divestitures, joint ventures or other strategic transactions, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impairment of goodwill and long-lived and intangible assets, other amounts that may be reflected in the current financial statements that relate to prior periods, and the impact of share repurchases that differ from our forecasted assumptions. It is also subject to certain conditions including those as set forth in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

(c) Adjusted EBITDA net of NCI is a non-GAAP financial measure.  To obtain a complete understanding of our financial performance, Adjusted EBITDA net of NCI should be examined in connection with net income determined in accordance with GAAP as presented in the consolidated financial statements and notes thereto in our filings with the Securities and Exchange Commission including our Report on Form 10-Q for the quarter ended March 31, 2022 and our Report on Form 10-K for the year ended December 31, 2021.